As filed with the Securities and Exchange Commission on January __, 1998
                                                      Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                                BETZDEARBORN INC.
               (Exact name of issuer as specified in its charter)


           Pennsylvania                                       23-1503731
----------------------------------                       ----------------------
   (State or Other Jurisdiction                            (I.R.S. Employer
 of Incorporation or Organization)                       Identification Number)


                                BETZDEARBORN INC.
                               4636 Somerton Road
                                Trevose, PA 19053
               ---------------------------------------------------
               (Address of principal executive offices) (Zip code)

                               -------------------

                                 OFFERING UNDER
                   BETZDEARBORN INC. STOCK OPTION PLAN OF 1987
                   -------------------------------------------
                            (Full Title of the Plan)

                                 Linda R. Hansen
                  Vice President, Secretary and General Counsel
                              c/o BetzDearborn Inc.
                               4636 Somerton Road
                                Trevose, PA 19053
   ---------------------------------------------------------------------------
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (215) 355-3300

                               -------------------

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                          Proposed       Proposed
         Title of                         Maximum        Maximum
        Securities           Amount       Offering      Aggregate    Amount of
          to be              to be         Price         Offering   Registration
        Registered         Registered    Per share**      Price         Fee
--------------------------------------------------------------------------------
Common Shares, par value
  $.10 per share           2,000,000*    $61.53125     $123,063,500     $36,303
--------------------------------------------------------------------------------

     *Pursuant to Rule 416(a), this Registration Statement also registers such indeterminate number of additional shares as may become issuable under the Plan in connection with share splits, share dividends or similar transactions.

     **Calculated pursuant to Rule 457(h). The price is computed based upon $61.53125, the average of the high and low prices of BetzDearborn Inc. Common Stock on January 7, 1998, as reported by the New York Stock Exchange.

     In accordance with Rule 429 this Registration Statement also relates to File Nos. 2-44387, 2-51287, 2-55728, 2-63999, 2-67345, 2-71761, 2-76926,
2-88323, 33-21858, 33-28426, 33-34812, 33-40175 and 333-27195.

                           Index Exhibit at Page II-1

                                     Part 1

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document(s) containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     BetzDearborn Inc. (the "Company") hereby incorporates into this Registration Statement by reference the following documents:

     1. The Company's Current Report on Form 8-K dated December 11, 1997.

     2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997.

     3. The Company's Annual Report on Form 10-K for the year ended December 31, 1996.

     4. The Company's Proxy Statement dated March 10, 1997, for the Annual Meeting of Shareholders held April 10, 1997.

     5. The description of the Company's Common Stock set forth in the Company's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on November 23, 1992, Registration No. 1-11558, including any amendment or report filed for the purpose of updating such description.

     All reports subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for the purposes hereof to the extent that a statement contained herein (or in any subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4. Description of Securities.

     Not Applicable.

Item 5. Interest of Named Experts and Counsel.

     Not Applicable.

Item 6. Indemnification of Directors and Officers.

     The Company's Bylaws provide that the Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that he or she is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, as follows:

     (1) if and to the extent the director or officer has been successful on the merits or otherwise in defense of the action, suit or proceeding, or in defense of any claim, issue or matter contained therein, he or she shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith;

     (2) if the action, suit or proceeding is by or in the right of the Company, a director or officer shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or proceeding only if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company; and except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Company; unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such a person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem appropriate;

     (3) if the action, suit or proceeding is an action, suit or proceeding other than one by or in the right of the Company, a director or officer shall be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Item 7. Exemption from Registration Claimed.

     Not Applicable.

Item 8. Exhibits.

Exhibit 4(a) The Company's Restated Articles of Incorporation (incorporated by reference to Exhibit 3 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1988, Commission No. 0-2085)

Exhibit 4(b)  The Company's By-laws

Exhibit 4(c)  The BetzDearborn Inc. Stock Option Plan of 1987 (as amended)

Exhibit 5(a)  Opinion of Linda R. Hansen

Exhibit 23(a) Consent of Ernst & Young LLP

Exhibit 23(b) Consent of Linda R. Hansen (included in her opinion filed as
              Exhibit 5(a)

Item 9. Undertakings.

          The undersigned registrant hereby undertakes:

     (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in value and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" Table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraph (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual reports pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, at Trevose, Pennsylvania, on this __________ day of January, 1998.

                                       BETZDEARBORN INC.


                                       By: /s/ William R. Cook
                                           ------------------------------------
                                           William R. Cook, Chairman, President
                                           and Chief Executive Officer

     Each person whose signature appears below hereby constitutes and appoints William R. Cook and George L. James, III, as his or her attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          Name                           Title                      Date
          ----                           -----                      ----

/s/ William R. Cook              Chairman, President and       January __, 1998
-----------------------------    Chief Executive Officer
    William R. Cook


/s/ George L. James, III         Senior Vice President and     January __, 1998
-----------------------------    Chief Financial Officer
    George L. James, III         (Principal Financial and
                                 Accounting Officer)


/s/ John W. Boyer, Jr.           Director                      January __, 1998
-----------------------------
    John W. Boyer, Jr.


/s/ Patrick F. Brennan           Director                      January __, 1998
-----------------------------
    Patrick F. Brennan


/s/ Carolyn S. Burger            Director                      January __, 1998
-----------------------------
Carolyn S. Burger


/s/ John G. Drosdick             Director                      January __, 1998
-----------------------------
    John G. Drosdick


/s/ Alan R. Hirsig               Director                      January __, 1998
-----------------------------
    Alan R. Hirsig


/s/ John F. McCaughan            Director                      January __, 1998
-----------------------------
    John F. McCaughan


/s/ John Quarles                 Director                      January __, 1998
-----------------------------
    John Quarles


/s/ John A. H. Shober            Director                      January __, 1998
-----------------------------
    John A. H. Shober


/s/ Geoffrey Stengel, Jr.        Director                      January __, 1998
-----------------------------
    Geoffrey Stengel, Jr.


/s/ Robert L. Yohe               Director                      January __, 1998
-----------------------------
    Robert L. Yohe

                                  EXHIBIT INDEX


                        DESCRIPTION                                  NUMBER
                        -----------                                  ------

The Company's By-laws                                                  4(b)

The BetzDearborn Inc. Stock Option Plan of 1987, as amended            4(c)

Opinion of Linda R. Hansen                                             5(a)

Consent of Ernst & Young LLP                                          23(a)